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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 17, 2004



                             MEDIACOM BROADBAND LLC
             (Exact name of Registrant as specified in its charter)


                  NEW YORK                               333-72440
              (State of incorporation)            (Commission File No.)


                                   06-1615412
                       (IRS Employer Identification No.)

                              100 CRYSTAL RUN ROAD
                           MIDDLETOWN, NEW YORK 10941
                    (Address of principal executive offices)


                  Registrant's telephone number: (845) 695-2600


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

         |_|      Written communications pursuant to Rule 425
                  under the Securities Act (17 CFR 230.425)

         |_|      Soliciting material pursuant to Rule 14a-12
                  under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         Mediacom Communications Corporation owns cable systems through two principal subsidiaries, Mediacom LLC and Mediacom Broadband LLC (the "Registrant"). As previously reported, in October 2004, the operating subsidiaries of Mediacom LLC (through a borrowing group referred to as the Mediacom LLC Group) entered into a credit agreement (the "LLC Credit Agreement") to obtain extensions of credit in an aggregate amount not to exceed $1.150 billion (the "LLC Credit Facility").

         The operating subsidiaries of the Registrant (through a borrowing group referred to as the Mediacom Broadband Group) have a bank credit facility (the "Broadband Credit Facility") aggregating approximately $1.396 billion of current commitments, of which approximately $953 million was outstanding as of December 17, 2004. The Broadband Credit Facility is scheduled to expire in September 2010.

         On December 17, 2004, the operating subsidiaries of the Registrant amended the Broadband Credit Facility by entering into an amended and restated credit agreement (the "Amendment") with each of the lenders of the Broadband Credit Facility and JPMorgan Chase Bank, N.A. (formerly known as the Chase Manhattan Bank), as administrative agent for the lenders, which Amendment primarily conformed its definitions and financial covenants to the definitions and financial covenants of the LLC Credit Facility. In addition, the terms relating to letter of credit, mandatory prepayment, representations and warranties, negative covenants and events of default were conformed to the terms of the LLC Credit Agreement.

         Chase Bank (the administrative agent of the Broadband Credit
Facility), several of the lenders of the Broadband Credit Facility or their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Registrant and certain of its subsidiaries and affiliates, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2004


                                       BROADBAND LLC



                                        By: /s/ Mark E. Stephan
                                            ------------------------------------
                                            Mark E. Stephan
                                            Chief Financial Officer